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                                                                    EXHIBIT 10.3

                               [GTECH Letterhead]

April 22, 2005

Barbara A. Burns
14 Lambie Circle
Portsmouth, RI 02871

Dear Barbara:

GTECH Corporation (hereinafter referred to as either "GTECH" or the "Company") has agreed to accept your resignation effective April 22, 2005. However, in recognition of your service to the Company, the Company is prepared to provide you with the following separation pay package:

SEPARATION DATE

Your last day of employment will be April 22, 2005 (the "Separation Date").

SEPARATION PAY

GTECH will provide you with salary continuation up to the amount of $138,461.54 representing thirty-two (32) weeks of wages at your current level of base pay (less deductions for federal and state taxes and voluntary deductions for various benefit programs in which you participate). In addition to the above payments, and in consideration for the attached Release signed by you, GTECH will continue your base pay salary, subject to all applicable deductions, for an additional four (4) weeks. Your total separation package will include thirty-six
(36) weeks of separation pay. The above salary continuation payments will be paid in bi-weekly installments from your Separation Date until December 30, 2005 (the "continuation period").

Your entitlement to any vested options and restricted stock shall be exercised in accordance with the applicable Stock Option Plans, Stock Option Agreements and Restricted Stock Agreements. All unvested options will be forfeited as of your Separation Date.

In addition, GTECH will pay you upon separation a lump sum for all accrued and unused vacation days as of your Separation Date.

OUTPLACEMENT SERVICES

To assist you in your career transition, GTECH, in conjunction with Right Management Consultants, will provide you with outplacement support. If you have an interest in participating in the outplacement program, you must make your initial appointment with your local Right Management representative within five
(5) days after your Separation Date. You must start the outplacement program within thirty (30) days after your initial appointment or you will be considered as having forfeited this benefit.

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                                                                  April 22, 2005
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BENEFITS

      MEDICAL/DENTAL/VISION

      If you have medical, dental or vision coverage through GTECH, coverage ends on the last day of April 2005. If you sign this Agreement and the attached Release, your medical, dental and vision coverage will end on the last day of April 2006. When your medical, dental or vision coverage ends, you may elect to continue your insurance coverage pursuant to COBRA for a maximum of eighteen (18) months. You will receive a COBRA notice (continuation of coverage) and information from GTECH's third party administrator that will be sent directly to your home. This notice will ask you whether or not you want to continue coverage and identify your monthly premium. Once this notice has been signed and returned to GTECH's third party administrator, you will receive coupons with which to make your monthly payments. Please be advised that COBRA coverage will not be in effect until the third party administrator receives your payment and failure by you to make these payments will result in the termination of coverage.

      BASIC LIFE AND AD&D INSURANCE

      If you are enrolled in the basic life and AD&D insurance benefit, coverage will cease on the last day of the month of your Separation Date. However, basic life insurance is portable and can be converted to a whole life policy with ReliaStar Life Insurance. Enclosed is an inquiry to complete and return to ReliaStar within thirty (30) days of the date of this Agreement. To expedite this process, you can fax your form to the contact provided on the inquiry. Once this form has been completed and returned to ReliaStar, Reliastar will send you the rates for the amount of insurance you had in effect while employed at GTECH.

      SHORT-TERM AND LONG-TERM DISABILITY

      Your short-term and long-term disability coverage will cease on your Separation Date.

      OPTIONAL LIFE INSURANCE

      If you are enrolled in Optional Life Insurance, group coverage ends on the last day of your regular pay period. However, this insurance is portable and can be converted, which allows you to continue coverage on an individual basis. Contact MetLife directly at 1-866-492-6983 to convert this coverage.

      AUTO, HOME AND PET INSURANCE

      If you are enrolled in MetLife's Auto, Home and Pet Insurance, group coverage ends on your Separation Date. Contact MetLife at 1-800-438-6388 to set up a payment schedule if you wish to continue this coverage.

      401(k) SAVINGS PLAN

      If you are a participant in GTECH's 401(k) Savings Plan (the "Plan"), Company contributions will cease as of your Separation Date. As of your Separation Date, you have the option to rollover your vested account balance into another qualified plan or IRA or request a lump sum distribution made payable to you. Since there may be tax implications, it is recommended that you discuss these options with your tax advisor or log-on to Fidelity.com for tax planning tools prior to making any decisions about Plan distributions. If your account balance is $1,000 or more, you may leave your money in the Plan; however, if your account balance is less than $1,000, you must contact Fidelity at 1-800-421-3844 within thirty (30) days to roll it over or you will automatically receive a lump sum check made payable to you for the amount of your vested account balance.

                               GTECH Confidential

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                                                                  April 22, 2005
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      If you have a loan outstanding from the Plan, you have two options available:

      1. You may continue to make your monthly loan payments by sending a check directly to Fidelity via a coupon book. You may elect this repayment option by contacting Fidelity at 1-800-421-3844 to request a coupon book to be mailed to your home.

      2. If you do not repay the full outstanding balance within ninety (90) days following your Separation Date, your outstanding loan will be automatically offset against your account balance and treated as a distribution. In this case, you will be taxed on the outstanding loan balance and responsible for any applicable penalty tax for early distribution.

      If you decide to leave your money in the Plan, please remember to keep Fidelity updated with your current address.

      HEALTH CARE REIMBURSEMENT PLAN

      If you are a participant in the Health Care Reimbursement Account you may continue your participation until the end of the plan year (December 31) by continuing to make contributions on an after-tax basis. If you elect to continue your contributions and coverage, you will continue to be eligible for reimbursement of eligible expenses incurred through the end of the plan year (or the last day to which your contributions relate if you cease making contributions before the end of the plan year). If you do not wish to continue your contributions to the plan and you have an account balance as of your Separation Date, you will be reimbursed only for those eligible expenses incurred prior to your Separation Date. Expenses incurred after that date will not be eligible for reimbursement. Remember that any money remaining in your account at the end of the plan year will be forfeited.

      DEPENDENT CARE REIMBURSEMENT PLAN

      You cannot contribute to the dependent care account after your Separation Date. You may use the remaining balance in your account to reimburse yourself for eligible expenses incurred through the end of the plan year. Remember that any money remaining in your account at the end of the plan year will be forfeited.

      EMPLOYEE STOCK PURCHASE PLAN (ESPP)

      If you are a participant in the ESPP, your participation will automatically end on your Separation Date. Any contributions you have made during the current six-month offering period will be refunded to you. These contributions will not be used to purchase additional shares of GTECH Holdings stock when the next allocation takes place.

      TUITION ASSISTANCE

      If you were approved for tuition reimbursement and completed the course (or are in the process of completing the course) prior to your Separation Date, you will be reimbursed according to the tuition refund policy after all appropriate documentation has been submitted.

      RETIREE BENEFITS

      To qualify for retirement benefits, you must have a minimum of five (5) years of continuous service with the Company and be at least 55 years of age as of your Separation Date. If you are a qualified retiree, you are eligible to continue participating in the GTECH medical and dental plans you were enrolled in at the time of you Separation Date. You must elect to continue this coverage within thirty (30) days of your salary continuation period. Please contact your HR Representative for more information.

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                                                                  April 22, 2005
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      Of course, your entitlement to any of these benefits and to the payments specified above is based upon your full and ongoing compliance with this Agreement.

      CONFIDENTIAL INFORMATION AND RESPONSIBILITY

      We remind you of your strict, continuing obligations of confidentiality and nondisclosure regarding GTECH's confidential and proprietary information and trade secrets, as well as business, financial, technical, and personnel information and documents received or learned by you during the course of your employment. You agree that you will not communicate or disclose to any third party or use for your own account, without written consent of GTECH, any of the aforementioned information or material, except as required by law. Further, you will not disparage or discredit GTECH or any of its affiliates, officers, directors and employees. You will forfeit any right to receive the payments or benefits described above if you engage in deliberate conduct or make any public statements detrimental to the business or reputation of GTECH or violate the nondisclosure and restricted use obligations with respect to confidential and proprietary information and documents, except in plans where you have earned a vested benefit.

      RETURN OF GTECH PROPERTY

      You will return to your supervisor all GTECH property in your possession, power or control, including your badge, all keys, computer software, files and all records pertaining to the affairs of the Company, stored in any form whatsoever, together with any copies or transcriptions, in whole or part. All business equipment shall be returned unless specifically agreed in writing by GTECH. Your Human Resources Representative will confirm that all Company property has been returned.

      RELEASE

      It is a condition of this Agreement that you execute a Release in a form acceptable to the Company. Attached is a Release that we would ask you to review, execute and return to me within twenty-one (21) days of the date of this Agreement. You acknowledge that the payments provided for in this Agreement are greater than any to which you may have otherwise been entitled under existing Company policies. The salary continuation payments described in this Agreement will not be paid until you execute the attached Release.

      ADVICE OF COUNSEL

      You are advised to discuss this Agreement and the Release with your attorney and are encouraged to take this Agreement home so that you can thoroughly review and understand the Agreement before acting on it. You also understand that if you choose not to sign and return this Agreement and Release, you will not be eligible to receive the salary continuation payments discussed above and your applicable benefits will discontinue on your Separation Date.

      GOVERNING LAW

      This Agreement is governed by and interpreted and enforced under the laws of the State of Rhode Island, without giving effect to its conflict of laws provisions and rulings.

      REVOCATION; EFFECTIVE DATE

      This Agreement does not become effective for a period of seven (7) days after you sign it. You have the right to revoke this Agreement during the seven (7) day period. Revocation must be made in writing, signed by you and delivered to me during the seven (7) day period. If you revoke this Agreement, the entire Agreement shall be null and void.

                               GTECH Confidential

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                                                                  April 22, 2005
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ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, and supersedes and replaces all prior or contemporaneous understandings or agreements, written or oral, regarding such subject matter, with the exception of the Restrictive Agreement you signed with the Company upon commencement of your employment. In the event of any conflict between the Restrictive Agreement and this Agreement, the terms and conditions of this Agreement shall control.

If you have any questions regarding this Agreement, please contact me, at 401-392-7777.

Sincerely,

Walter DeSocio

Senior Vice President and General Counsel

I, Barbara Burns, represent and agree that I have carefully read this Agreement; that I have been given ample opportunity to consult with my legal counsel or any other party to the extent, if any, that I desire; and that I am voluntarily signing by my own free act. This Agreement constitutes a voluntary and knowing waiver of rights under the laws and statutes referenced above.

_______________________________
Barbara A. Burns

Date: April ____, 2005

                               GTECH Confidential

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                                                                  April 22, 2005
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                                     RELEASE

FOR THE CONSIDERATION set out in the Agreement dated APRIL 22, 2005, a copy of which is attached hereto and made a part hereof (the "Agreement"), the sufficiency of which is hereby acknowledged, BARBARA A. BURNS (hereinafter referred to as "you" or "your"), DOES HEREBY RELEASE, REMISE AND FOREVER DISCHARGE, GTECH CORPORATION and its affiliates, subsidiaries, employees, officers and directors, (hereinafter referred to as "GTECH") of all claims of any nature which you now have or ever had arising from your employment or termination of your employment with GTECH, including any common law claims or statutory claims including, but not limited to:

      a. Claims under any state or federal discrimination, fair employment practices or other employment related statute, or regulation (as they may have been amended through the date of this Release) prohibiting discrimination or harassment based upon any protected status including, without limitation, race, color, religion, national origin, age, gender, marital status, disability, handicap, veteran status or sexual orientation. Without limitation, specifically included in this paragraph are any claims arising under the Federal Rehabilitation Act of 1973, Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964 as amended by the Civil Rights Act of 1991, the Equal Pay Act, the Americans With Disabilities Act and any similar Rhode Island or other state statute;

      b. Claims under any other state or federal employment related statute or regulation (as they may have been amended through the date of this Release) relating to wages, hours or any other terms and conditions of employment. Without limitation, specifically included in this paragraph are any claims arising under the Fair Labor Standards Act, the Family and Medical Leave Act of 1993, the National Labor Relations Act, the Retirement Income Security Act of 1974, the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and any similar Rhode Island or other state statute;

      c. Claims under any state or federal common law theory including, without limitation, wrongful discharge, breach of express or implied contract, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, invasion of privacy, misrepresentation, deceit, fraud or negligence; and

      d.    Any other claim arising under state or federal law.

Notwithstanding the foregoing, this paragraph is intended to comply with the Older Workers Benefit Protection Act of 1990 ("OWBPA") with regard to your waiver of rights under the Age Discrimination in Employment Act of 1967 ("ADEA"):

      a. The waiver of rights under ADEA does not extend to any rights or claims arising after the date this Release is signed by you, and this Release does not limit your right to file, cooperate with or participate in an age discrimination proceeding before a state or federal fair employment practices agency provided you do not recover any monetary benefits in such proceeding;

      b. You acknowledge receiving additional consideration for this waiver and Release as set forth in the Agreement;

      c. You acknowledge that you have seven (7) days following the execution of this Release to revoke this Release by providing written notice of such revocation to Walter DeSocio, and that you were previously advised, and are hereby further advised in writing that this Release shall not become

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                                                                  April 22, 2005
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            effective or enforceable until this seven (7) day revocation period has expired without your exercise of this right of revocation;

      d. You acknowledge that you have been advised to consult with an attorney before signing this Release; and

      e. You acknowledge that after receiving a copy of this Release, you have the right to take up to twenty-one (21) days to consider your decision to sign this Release; the parties agree that changes, whether material or immaterial, do not restart the running of the twenty-one (21) day period.

You hereby irrevocably and unconditionally release and forever discharge GTECH and each and all of its owners, parents, subsidiaries, representatives, agents, insurers, directors, officers, agents, supervisors, employees, attorneys, and their successors and assigns and all persons acting by, through, under, or in concert with any of them from any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected ("claim" or "claims"), which you at any time heretofore had or claimed to have or which you may have or shall in the future claim to have, including, without limitation, any and all claims related or in any manner incidental to your employment with GTECH or your separation therefrom.

You further acknowledge that by signing this Release that you have been afforded sufficient time to understand the terms and effects of this Release, and that the agreements and obligations herein are made voluntarily, knowingly and without duress, and that neither GTECH nor its agents or representatives have made any representations inconsistent with the provisions of this Release and/or the Agreement.

This Release is governed by and interpreted and enforced under the laws of the State of Rhode Island, without giving effect to its conflict of laws provisions and rulings.

    IN WITNESS WHEREOF, this Release is signed this _____ day of April, 2005.

                                _____________________________
                                Barbara A. Burns

Witness:

____________________________

Print Name: ___________________________

                               GTECH Confidential